UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2025

REGENEREX PHARMA, INC

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-53230	98-0479983
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5348 Vegas Drive #177 Las Vegas, NV	89108
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 761-7479

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

SECTION 1 – REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 - Entry into a Material Definitive Agreement

New Contract with Holista Colltech Ltd.

As part of the Company’s strategic advancement, Regenerex has entered into a licensing agreement with Holista Colltech Ltd. (“Holista”), a globally recognized producer of high-purity ovine collagen. This includes exclusive rights to use in wound care and distribution rights in the USA.

  Regenerex Pharma, Inc. Enters Into Binding Supply and Development Agreement with Holista Colltech Ltd.

Sept 03, 2025- Las Vegas, NV- Regenerex Pharma, Inc (OTC: RGPX), a leading innovator in advanced wound closure systems for chronic wounds, today announced that it has entered into a binding supply and development agreement with Holista Colltech Ltd. of Perth, Australia.

Under terms of the agreement, Holista will exclusively manufacture and supply its proprietary ovine  collagen,  including  its  patented  300  kDa  intact  collagen  and  nano-collagen technologies,  for  Regenerex’s  use  in  the  development,  clinical  testing,  and  global distribution of advanced wound care products. The initial commercial focus will be the United States, with expansion into other global markets to follow.

Key Terms of the Agreement

- Exclusivity: Regenerex  has  exclusive  worldwide  rights  to  market  Holista’s collagen products for wound care applications.

- Minimum Purchase  Commitments:  Regenerex  is  required  to  purchase  a minimum of USD50,000 in 2025, scaling to USD3 million in 2026, USD6 million in 2027, and USD9 million annually from 2028 onwards.

- Clinical Development: Regenerex will conduct and fund clinical studies and regulatory approvals with the U.S. FDA and other relevant authorities.

- Joint  Innovation:  Both  companies  will  collaborate  on  new  applications  of nano-collagen in advanced wound care, with joint ownership of any resulting intellectual property.

- Manufacturing: Holista’s ovine collagen will be drawn down from stocks from its manufacturing facility  in  Collie  (WA)  and nano-collagen to be produced  in Malaysia, under international GMP and halal certification standards.

- Termination: The agreement runs for the life of the relevant patents and may be terminated  earlier,  including  for  convenience  on  90  days’  notice  or  for breach, insolvency or by mutual agreement.

About Regenerex Pharma, Inc.

The Mission at Regenerex Pharma, Inc. is to provide the next historical solution in human health crises by solving chronic wound closure and reducing amputations resulting from the stalled healing process in chronic wounds. Regenerex’ s products treat diabetic foot ulcers, venous ulcers, burns, and pressure ulcers, and heal 95% of chronic wounds in 90 days or less using advanced proprietary wound care products, proven protocols, and proprietary EMR systems. More information about the Company may be found at regenerexpharmainc.com

About Holista Colltech Ltd.

Holista Colltech Ltd. is a global leader in the production of high-purity ovine collagen, leveraging Australia’s strict biosecurity standards and ethical sourcing practices. The company is committed to sustainable health innovations and the development of premium-grade natural ingredients for medical and consumer applications. More information about the Company may be found at holistaco.com

Notice regarding forward-looking statements

This press release contains forward-looking statements that may be subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and may include statements regarding our future financial performance or results of operations, including expected revenue growth. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise after the date of this press release. Additional information concerning risks and uncertainties that would cause actual results to differ materially from those projected or suggested in the forward-looking statements can be found in the reports that we have filed with the Securities and Exchange Commission.

Contact: Regenerex Pharma, Inc.

Company Ph: 877-761-RGPX (7479)

Investor Relations Ph: (305) 927-5191

Email: investors@regenerexpharmainc.com

regenerexpharmainc.com

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

REGENEREX PHARMA, INC.

	By:	/s/ Greg Pilant
Date: September 3, 2025	Name:	Greg Pilant
	Title:	Chief Executive Officer